SCHEDULE 14A

                               (RULE 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14(A) INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO. _________)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12

                                 GPU, INC.
                                 ---------
              (Name of Registrant as Specified in Its Charter)

          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A
     (2)  Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A
     (4)  Proposed maximum aggregate value of transaction: N/A
     (5)  Total fee paid: N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A
     (2)  Form, Schedule or Registration Statement No.: N/A
     (3)  Filing Party: N/A
     (4)  Date Filed: N/A

IMPORTANT LEGAL INFORMATION UNDER
THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     This newsletter contains forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of FirstEnergy Corp. and GPU, Inc. are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties set forth in FirstEnergy's and GPU's filings with the SEC, including risks and uncertainties relating to: failure to obtain expected synergies from the merger, delays in obtaining or adverse conditions contained in any required regulatory approvals, changes in laws or regulations, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy market prices, availability and pricing of fuel and other energy commodities, legislative and regulatory changes (including revised environmental and safety requirements), availability and cost of capital and other similar factors. Readers are referred to FirstEnergy's and GPU's most recent reports filed with the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

     In connection with the proposed merger, FirstEnergy Corp. and GPU, Inc. have filed a preliminary joint proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THIS JOINT PROXY STATEMENT/PROSPECTUS AND, WHEN IT BECOMES AVAILABLE, THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS. THE JOINT PROXY STATEMENT/PROSPECTUS CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and other documents filed by FirstEnergy and GPU with the SEC at the SEC's Web site at http://www.sec.gov. Free copies of the definitive joint proxy statement/prospectus, once available, and each company's other filings with the SEC may also be obtained from the respective companies. Free copies of FirstEnergy's filings may be obtained by directing a request to FirstEnergy Corp., Investor Services, 76 S. Main St., Akron, Ohio 44308-1890.
Telephone: 1-800-736-3402. Free copies of GPU filings may be obtained by directing a request to GPU, Inc., 310 Madison Avenue, Morristown, New Jersey 07962. Telephone: 1-973-401-8204.

     FirstEnergy, its directors, certain executive officers, and certain other employees (Thomas M. Welsh, Manager of Communications, and Kurt E. Turosky, Manager of Investor Relations) may be deemed under the rules of the SEC to be "participants in the solicitation" of proxies from the security holders of FirstEnergy in favor of the merger. FirstEnergy's directors and executive officers beneficially own, in the aggregate, less than 1% of the outstanding shares of FirstEnergy common stock. Security holders of FirstEnergy may obtain additional information regarding the interests of the "participants in the solicitation" by reading the joint proxy statement/prospectus relating to the merger.

     GPU, its directors (Theodore H. Black, Fred D. Hafer (Chairman: CEO and President), Thomas B. Hagen, Robert Pokelwaldt, John M. Pietruski, Catherine A. Rein, Bryan S. Townsend, Carlisle A.H. Trost, Kenneth L. Wolfe and Patricia K. Woolf), certain executive officers (Ira H. Jolles (Senior Vice President and General Counsel), Bruce L. Levy (Senior Vice President and CFO) and Carole B. Snyder (Executive Vice President Corporate Affairs)) and certain other employees (Jeff Dennard (Director of Corporate Communications), Joanne Barbieri (Manager of Investor Relations) and Ned Raynolds (Manager of Financial Communications)) may be deemed under rules of the SEC to be "participants in the solicitation" of proxies from the security holders of GPU in favor of the merger. GPU's directors and executive officers beneficially own, in the aggregate, less than 1% of the outstanding shares of GPU common stock. Security holders of GPU may obtain additional information regarding the interests of "participants in the solicitation" by reading the joint proxy statement/prospectus relating to the merger.

QUESTIONS AND ANSWERS ABOUT FIRSTENERGY

     Here are some general questions and answers about FirstEnergy Corp., whose merger with GPU is pending.

o    WHAT IS THE HISTORY OF FIRSTENERGY?

     Headquartered in Akron, Ohio, FirstEnergy was formed in 1997 through the merger of Ohio Edison Company - which includes Penn Power - and the former Centerior Energy Corp. - which included The Illuminating Company and Toledo Edison. Each of the individual utilities have histories in their respective communities that date back more than 100 years to when electric service was first introduced.

o ANY INDICATION OF WHAT TYPE OF RELATIONSHIP FIRSTENERGY HAS WITH THE PUC IN OHIO?

     FirstEnergy maintains a productive working relationship with the Public Utilities Commission of Ohio and will continue to work closely with the commission during the state's transition to a competitive electric marketplace. In fact, FirstEnergy was the first utility to receive the PUCO's approval of its deregulation transition plan.

o WHAT IS FIRSTENERGY'S NUCLEAR PROFILE? DO THEY OWN ANY NUCLEAR FACILITIES NOW? IF SO, DO THEY HAVE PLANS FOR THEM?

     FirstEnergy owns three nuclear plants -- Beaver Valley Power Station, located along the Ohio River in Shippingport, Pa., near Pittsburgh; Davis-Besse Nuclear Power Station, along Lake Erie, in Port Clinton, Ohio, near Toledo; and Perry Nuclear Power Plant, along Lake Erie in North Perry Village, Ohio, east of Cleveland. The plants are operated by FirstEnergy Nuclear Operating Company (FENOC) under which FirstEnergy consolidated management of nuclear operations to improve reliability, safety and efficiency.

o HOW IS FIRSTENERGY VIEWED IN THE COMMUNITIES IT SERVES IN RELIABILITY AND COMMUNITY RELATIONS?

     In focus group research, FirstEnergy's electric utilities receive good marks regarding reliability and outage restoration time. From the top down, FirstEnergy places a high value on maintaining good relationships with the communities it serves.

o    WHAT PERCENTAGE OF OHIO DOES FIRSTENERGY COVER?

     FirstEnergy's electric utility operating companies provide electricity from the Indiana border across the north of Ohio to the Pennsylvania border. The service area also stretches down to the Mansfield and Springfield areas. All totaled, FirstEnergy services approximately 40 percent of Ohio's electric customers, making it the largest utility in the state.

o     DOES FIRSTENERGY HAVE AN OUTAGE SYSTEM?

     Each of its electric utility operating companies has a separate automated response program that customers can access through a toll-free 1-800 number to report an outage. The state-of-the-art system is used to direct line crews to areas with the highest concentration of outages. If needed, additional line crews from each of the operating companies can be dispatched quickly to other areas to speed system-wide restoration efforts. In addition, its Systems Control Center monitors any outages along FirstEnergy's transmission lines.

o    HOW MUCH DEBT DOES FIRSTENERGY HAVE? HOW WILL THEY FINANCE THIS
     TRANSACTION?

     As reported in its 1999 annual report, FirstEnergy has approximately $6 billion in long-term debt. The consideration to be paid for GPU is approximately $4.5 billion, in FirstEnergy stock and cash. FirstEnergy also will assume approximately $7.4 billion of GPU's debt and preferred stock obligations.

o    DOES FIRSTENERGY HAVE AMR?

     FirstEnergy does not have an automated meter reading (AMR) system. The cost-effectiveness of its current meter reading program exceeds most benefits available from AMR.

o    DOES FIRSTENERGY DO ITS OWN BILLING?

     Yes. The Information Systems Operations Center is responsible for printing and mailing billing statements to all of their customers. The facility processes approximately 100,000 customer statements each business day.

o    ARE FIRSTENERGY SAFETY PROCEDURES SIMILAR TO THOSE OF GPU ENERGY?

     FirstEnergy places a great importance and is an industry leader in safety. Its on-going emphasis on safety helped FirstEnergy achieve a 34-percent improvement in a key Occupational Safety and Health measurement last year. That puts its safety record on track to rank among the top utility companies in the Edison Electric Institute's annual safety survey.

o    WHEN FIRSTENERGY TOOK OVER PENN POWER, WHAT HAPPENED TO PENN POWER'S
     IDENTITY?

     In 1944, Ohio Edison acquired Pennsylvania Power Co., which today remains an Ohio Edison subsidiary. Even though it is technically part of Ohio Edison, which is an electric utility operating company of FirstEnergy, Penn Power maintains its own identity in its traditional service area in western Pennsylvania.

o    HOW IS FIRSTENERGY SET UP? DO THEY HAVE DISTRICTS AND SUBDISTRICTS?

     FirstEnergy electric utility operating companies are organized into six regions, with area managers handling specific geographic areas. For example, the Eastern Region includes the areas around Youngstown and Ashtabula, with different area managers for Geauga and Mahoning Counties. The Eastern Region also includes western Pennsylvania, with different area managers for the Sharon, New Castle, and Cranberry Township areas. The Western Region encompasses the Toledo area, the Central Region includes the Akron and Massillon areas, the Northern Region includes the greater Cleveland area, and the Southern Region includes Springfield and Mansfield.

o    WHAT IS THE MIX OF FIRSTENERGY'S WORKFORCE?

     Of FirstEnergy's 13,300 employees, approximately 3,400 work for Facilities Services Group companies; approximately 4,300 work with generation, including nuclear; and the remaining 5,600 work with FirstEnergy's regulated and unregulated operations. Overall, more than 4,800 FirstEnergy employees are represented by labor unions.

o DOES FIRSTENERGY HAVE A CUSTOMER CALL CENTER? IS IT CENTRALIZED OR DO THE VARIOUS OPERATING COMPANIES MAINTAIN SEPARATE FACILITIES?

     FirstEnergy's main call center was recently built in Akron. However, separate call center facilities also are located in Sharon, Pennsylvania, to handle Penn Power customers, and Toledo, to handle Toledo Edison customers.